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                                                                   EXHIBIT 10.21


                     ENVIRONMENTAL AGREEMENT AND INDEMNITY
                     -------------------------------------

          THIS ENVIRONMENTAL AGREEMENT AND INDEMNITY (this "Agreement") is made and entered into as of March 24, 1997 by IPAC Properties, a California corporation ("Indemnitor"), to and for the benefit of SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation ("Lender").

                                R E C I T A L S
                                ---------------

     A. Lender has made a loan (the "Loan") to Indemnitor in the principal amount of $6,700,000.00, which Loan is evidenced by a Promissory Note ("Note") of even date herewith executed by Indemnitor in favor of Lender and is secured by, among other things, that certain Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) (the "Deed of Trust") of even date herewith executed by Indemnitor, as trustor, in favor of Lender, as beneficiary, encumbering certain property located in the City of San Jose, County of Santa Clara, State of California, as described in Exhibit A attached hereto and made a part hereof (the "Property").
---------

     B. As a result of Lender's making the Loan to Indemnitor, Lender could incur or suffer certain liabilities, costs and/or expenses in connection with the Property relating to Hazardous Substances (as hereinafter defined) including, but not limited to, as the owner of the Property subsequent to a foreclosure sale or deed taken in lieu thereof. Lender has therefore required the execution and delivery of this Agreement as a condition precedent to Lender's making of the Loan to Indemnitor in order to protect Lender from any such liabilities, costs and/or expenses, and Lender would not be willing to make the Loan to Indemnitor in the absence of the execution and delivery by Indemnitor of this Agreement.

     NOW, THEREFORE, Indemnitor, in consideration of the foregoing and as an inducement to Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenants and agrees to and for the benefit of Lender as follows:

                                A G R E E M E N T
                                -----------------

     1.  Recitals. The recitals set forth above are true and correct and are by
         --------
this reference incorporated herein.

     2.  Definitions. As used in this Agreement, the following terms shall have
         -----------
the following meanings:

           (a) Hazardous Substance. The term "Hazardous Substance" means (i) any
               -------------------
     chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws (as hereinafter defined) as a "hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or "EP toxicity", (ii) any petroleum, natural gas, natural gas liquid, liquified natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (iii) any underground storage tanks.

          (b) Hazardous Substance Activity. The term "Hazardous Substance
              ----------------------------
     Activity" means any actual, proposed or threatened storage, holding, existence or suspected existence, release or suspected release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into, on or across the Property or surrounding property or any other use of or operation on the Property or the surrounding property that creates a risk of Hazardous Substance contamination of the Property. "Hazardous Substance Activity" includes, without limitation, any use of the Property involving any of the following activities: leather tanning; metal plating; salvage operations of any type (including, but not limited to, automobiles, electrical equipment or transformers, surplus military equipment or lead batteries); fertilizer or pesticide manufacture, packaging or bulk storage; wood or pole treatment facilities; paint manufacturing; drum or tank recycling or salvage; oil reclamation; petroleum blending, packaging or bulk storage; chemical manufacturing, processing, blending, bulk storage, packaging or distribution; manufacturing of electronic components or analytical laboratory equipment; ceramics manufacturing or painting; dry cleaning; printing; biological or chemical research; precious metal recovery; gas station operations; automobile painting; or automotive service center.

          (c) Environmental Laws. The term "Environmental Laws" means any and
              ------------------
     all present and future federal, state and local laws (whether under common law, statute, ordinance, rule, regulation or otherwise), court or administrative orders or decrees, requirements of permits issued with respect thereto, and other requirements of governmental authorities relating to the environment or to any Hazardous Substance or Hazardous Substance Activity (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
     (S)(S)9601, et seq.), as heretofore or hereafter amended from time to time
                 ------
     ("CERCLA"), and the applicable provisions of the California Health and Safety Code and the California Water Code).

          (d) Hazardous Substance Claims. The term "Hazardous Substance Claims"
              --------------------------
     means any and all enforcement, clean-up, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Environmental Laws and any and all other actions, proceedings, claims, demands or causes of action, whether meritorious or not (including, without limitation, third party claims for contribution, indemnity, personal injury or real or personal property damage), which directly or indirectly relate to, arise from or are based in whole or in part on: (i) the occurrence or alleged occurrence of any Hazardous Substance Activity; (ii) any violation or alleged violation of any applicable Environmental Laws relating to the Property or to the ownership, use, occupation or operation thereof; or (iii) any investigation, inquiry, order, hearing, action or other proceeding by or before any governmental agency in connection with any Hazardous Substance Activity.

          (e) Remedial Work. The term "Remedial Work" shall mean all
              -------------
     investigation, monitoring, restoration, abatement, detoxification, containment, handling, treatment, removal, storage, decontamination, clean-up, transport, disposal or other ameliorative work or response action required by (i) any Environmental Law, (ii) any order or request

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     of any federal, state or local governmental agency, or (iii) any judgment, consent decree, settlement or compromise with respect to any Hazardous Substance Claims.

          (f) Losses. The term "Losses" means any and all losses (including
              ------
     diminution in value of the Property), liabilities, damages, punitive damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses (including sums paid in settlement of claims), liens, interest, fines or penalties, including, without limitation, the reasonable fees and disbursements of outside legal counsel, paralegals and accountants and the reasonable charges of in-house legal counsel, paralegals and accountants, consultant fees, expert fees, all foreseeable and unforeseeable consequential damages, and all other costs and expenses of any kind or nature. "Losses" include, but are not limited to, (a) capital, operating and maintenance costs incurred in connection with any Remedial Work required or performed by or on behalf of any federal, state or local governmental agency or political subdivision or performed by or on behalf of any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Substance in or into the air, soil, groundwater or surface water at, on, about, under or within the Property (or any portion thereof), and any claims of third parties for loss or damage due to such Hazardous Substance; and (b) all Losses sustained by Lender due to any Hazardous Substance (i) that is present or suspected to be present in the air, soil, groundwater or surface water at, on, about, under or within the Property (or any portion thereof) on or before the date of this Agreement, or (ii) that migrates, flows, percolates, diffuses or in any way moves onto, into or under the air, soil, groundwater or surface water at, on, about, under or within the Property (or any portion thereof) after the date of this Agreement, irrespective of whether such Hazardous Substance shall be present or suspected to be present in the air, soil, groundwater or surface water at, on, about, under or within the Property (or any portion thereof) as a result of any release, discharge, disposal, dumping, spilling, or leaking (accidental or otherwise) onto the Property (or any portion thereof) occurring before, on or after the date of this Agreement or caused by any person or entity.

          (g) Environmental Losses. The term "Environmental Losses" means Losses
              --------------------
     suffered or incurred by Lender with respect to the Property arising out of or as a result of: (i) the occurrence of any Hazardous Substance Activity;
     (ii) any violation of any applicable Environmental Laws relating to the Property or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Substance Activity; (iv) any Hazardous Substance Claims brought, asserted, or alleged against Lender or any of its directors, officers, shareholders, employees or agents; (v) any actions taken by Lender to enter and inspect the Property pursuant to California Civil Code Section 2929.5; (vi) any actions taken by Lender to appoint a receiver pursuant to California Code of Civil Procedure Section 564; and (vii) any actions taken by Lender pursuant to California Code of Civil Procedure Section 726.5.

     3. Representations and Warranties. Indemnitor hereby represents and
        ------------------------------
warrants that, except as disclosed by the Level I Site Assessment dated December 18, 1996 and prepared by AllWest Environmental, Inc. and provided to Lender: (a) to the best of Indemnitor's knowledge, no Hazardous Substances currently are or have been present, used, generated, manufactured, stored, released, discharged on or transported to, from or across the Property and no other Hazardous Substance Activity currently is or has been conducted on the Property, except strictly in accordance with all applicable Environmental Laws, and, as to tenants or others in possession as of the date hereof, with prudent business practices as determined by Indemnitor in its capacity

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as a prudent landlord and owner; (b) Indemnitor has not received any written notice that the Property is in violation of any Environmental Laws; and (c) Indemnitor has not received any written notice of any Hazardous Substance Claims.

     4. Covenants. Indemnitor shall: (a) comply and cause all tenants and other
        ---------
persons on or occupying the Property, to comply with all Environmental Laws; (b) without limiting the generality of clause (a) above, not engage in, permit nor acquiesce to any Hazardous Substance Activity on, under or about the Property, except in strict accordance with all Environmental Laws, and with then prudent business practices as determined by Indemnitor in its capacity as a prudent landlord and owner; (c) immediately advise Lender in writing of (i) the receipt by Indemnitor of written notice of any and all Hazardous Substance Claims, and, as soon thereafter as possible, advise Lender of the correctness of such Hazardous Substance Claims, (ii) any knowledge by Indemnitor that the Property does not comply with any Environmental Laws, (iii) any remedial action taken by Indemnitor in response to any Hazardous Substances or Hazardous Substance Activity on, under or about the Property, or to any Hazardous Substance Claims, and (iv) Indemnitor's discovery of the presence of any Hazardous Substances or Hazardous Substances Activity on, under or about the Property or any real property immediately adjacent to the Property whether or not the same requires notice to be given to any governmental entity or agency under Environmental Laws; (d) submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Indemnitor in connection with any Remedial Work or Hazardous Substances relating to the Property; (e) maintain property management services at the Property which shall provide for periodic inspections of the Property (subject to access restrictions under leases and at law) and for periodic meetings with representatives of Indemnitor and, upon request, Lender to review the results of such inspections; and (f) use reasonable efforts to negotiate leases which provide (i) that periodic entry and inspection by Indemnitor, Indemnitor's representatives, property manager and/or upon request, Lender, is authorized and (ii) that Indemnitor is authorized under the lease to perform Remedial Work after a failure by a tenant to respond to Indemnitor's request for Remedial Work by such tenant.

     5. Remedial Work. As soon as possible, but no later than sixty (60) days
        -------------
after receipt by Indemnitor of any Hazardous Substance Claim, Indemnitor shall perform or cause others qualified to do so to perform any and all necessary Remedial Work in response to any Hazardous Substance Claim. Subject to the terms of any leases and applicable laws, in response to Indemnitor's knowledge of the presence of any Hazardous Substance on or under the Property or real property immediately adjacent to the Property, Indemnitor shall immediately perform or cause tenants to immediately perform all Remedial Work. All costs and expenses of any Remedial Work shall be paid by Indemnitor, it being understood that Lender shall be at no cost or expense in connection with any Remedial Work. Lender shall have the right, but no obligation, to join and participate in, as a party if it so elects at Lender's cost, any legal proceedings or actions initiated in connection with any Hazardous Substance Claims, provided, however, Indemnitor shall reimburse to Lender its attorneys' fees and costs incurred if such participation is deemed reasonably necessary by Lender to protect its security interest in the Property.

     6. Remedies. In addition to any other rights or remedies Lender may have
        --------
under this Agreement, at law or in equity, in the event that Indemnitor shall fail to timely comply with the provisions hereof or in the event that any representation or warranty made herein proves to be intentionally or materially false or misleading, then, in such event and after (a) delivering written notice to Indemnitor, which notice specifically states that Indemnitor has failed to comply with

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the provisions of this Agreement; and (b) the expiration of the cure period, if any, permitted under the applicable laws, rules, regulations or orders with which Indemnitor shall have failed to comply; Lender may (i) declare that an Event of Default (as defined in the Deed of Trust) has occurred under the Deed of Trust and exercise any and all remedies provided for therein, (ii) institute an action against Indemnitor for specific performance of the action which Indemnitor has failed to perform, (iii) do or cause to be done whatever is necessary to cause the Property to comply with all Environmental Laws and other applicable laws, rules, regulations or orders and the costs thereof shall become immediately due and payable from Indemnitor to Lender as Environmental Losses,
(iv) enter into and inspect the Property pursuant to California Civil Code
Section 2929.5, and/or (v) appoint a receiver pursuant to California Code of Civil Procedure Section 564.

     7. Indemnification. Indemnitor agrees to indemnify, protect, defend (with
        ---------------
counsel reasonably approved by Lender) and hold Lender, and the directors, officers, shareholders, policyholders, employees and agents of Lender, and each of them, harmless from and against any and all Environmental Losses, to the fullest extent permitted by applicable law. The indemnification provided for in this paragraph shall specifically apply to and include any Environmental Losses incurred by Lender in connection with the exercise of Lender's rights (i) to enter and inspect the Property pursuant to California Civil Code Section 2929.5, including, without limitation, the cost of repair of any physical damage to the Property caused by the entry and inspection; (ii) to appoint a receiver pursuant to California Code of Civil Procedure Section 564; and (iii) pursuant to California Code of Civil Procedure Section 726.5, including, without limitation, costs incurred to determine the value of the Property and to establish the degree to which the Property is environmentally impaired, as required by California Code of Civil Procedure Section 726.5(b). The indemnification provided for in this paragraph shall also specifically apply to and include claims or actions brought by or on behalf of employees of the Indemnitor, and Indemnitor hereby expressly waives any immunity to which Indemnitor may otherwise be entitled under any industrial or workers' compensation laws. In the event Lender shall suffer or incur any such Environmental Losses, Indemnitor shall pay to Lender the total of all such Environmental Losses suffered or incurred by Lender upon demand therefor by Lender. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document (as defined in the Note), Indemnitor shall have no obligation to indemnify any person, pay any sum, perform any act or bear any other responsibility whatsoever for, any Hazardous Substance Claim, Loss Environmental Loss, or Remedial Work, to the extent that a court of competent jurisdiction conclusively determines that the foregoing arises out of (a) any Hazardous Substance Activity which occurs on or after the Foreclosure Date or (b) any Hazardous Substance which first comes to be present on the Property, or the soil, groundwater, ambient air, or building materials thereof on or after the Foreclosure Date. As used in this Section, the term "Foreclosure Date" means the date of a final foreclosure sale, or the date of reconveyance of the Deed of Trust by deed in lieu of foreclosure or otherwise.

     8. Subrogation of Indemnity Rights. If Indemnitor fails to perform its
        -------------------------------
obligations under this Agreement, Lender shall be subrogated to any rights Indemnitor may have under any indemnifications from any present, future or former owners, tenants or other occupants or users of the Property (or any portion thereof), relating to the matters covered by this Agreement.

     9. Joint and Several Liability; Contribution. If this Agreement is executed
        -----------------------------------------
and entered into by more than one person or entity as "Indemnitor", then:

          (a) Each of such persons or entities shall be jointly and severally liable for each and all of the obligations of Indemnitor hereunder;

          (b) Each Indemnitor agrees that it shall have no right of contribution (including, without limitation, any rights of contribution under CERCLA) or subrogation against any other Indemnitor hereunder unless and until all obligations of such Indemnitor have been satisfied; and

          (c) Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of Lender against any Indemnitor hereunder.

     10. Inspection. Indemnitor shall permit Lender to enter the Indemnitor's
         ----------
office and the Property during all reasonable business hours (after giving reasonable notice to Indemnitor) to conduct environmental testing and, in the event of Indemnitor's failure to undertake Remedial Work, to perform Remedial Work, and Indemnitor hereby grants to Lender (and its employees and agents) an irrevocable and non-exclusive license for the purpose of conducting such testing and/or Remedial Work. Lender's right to enter and inspect the Indemnitor's office and the Property shall include all rights conferred upon Lender by California Civil Code Section 2929.5.

     11. Assignment by Lender. No assignment or reassignment of the rights of
         --------------------
Lender hereunder to one or more purchasers of the Loan or the Property shall be permitted without the consent of the Indemnitor.

     12. Interest. Any costs and other payments required to be paid by
         --------
Indemnitor to Lender under this Agreement which are not paid on demand therefor shall thereupon be considered "Delinquent". In addition to all other rights and remedies of Lender against Indemnitor as provided herein, or under applicable law, Indemnitor shall pay to Lender, immediately upon demand therefor, Interest (as defined below) on any such payments which are or have become Delinquent. Interest shall be paid by Indemnitor from the date such payment becomes Delinquent through and including the date of payment of such Delinquent sums. As used herein, "Interest" shall be equal to interest at the Default Rate (as the term "Default Rate" is defined in the Note) on the Delinquent sums, but not in any event greater than the maximum rate of interest, if any, permitted by law to be contracted for between Indemnitor and Lender.

     13. Recourse Obligations. The obligations of Indemnitor under this
         --------------------
Agreement shall be exceptions to any limitations on Lender's recourse against Indemnitor or any so called "non-recourse" or "exculpatory" provisions set forth in the Deed of Trust, in the Note or in any other document referred to therein and evidencing or securing the repayment of the Loan, such that Indemnitor shall be fully and personally liable on a full recourse basis for all of Indemnitor's obligations hereunder, and such liability shall not be limited to the original principal amount of the Loan.

     14. Secured Obligations; Survival. Indemnitor's obligations hereunder shall
         -----------------------------
be secured by the Deed of Trust for so long as the Deed of Trust shall remain a lien upon the Property, provided, however, that any termination of the lien of the Deed of Trust shall not terminate or otherwise affect Indemnitor's obligations hereunder and Indemnitor's obligations hereunder shall survive (i) any foreclosure, deed in lieu of foreclosure or reconveyance of the Deed of Trust and (ii) any sale or other transfer of the Property by either Indemnitor or Lender. The rights of Lender under this Agreement shall be in addition to any other rights and remedies of Lender against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights. The obligations of Indemnitor under this Agreement shall be personal to each Indemnitor and their respective representatives, administrators, executors, successors and assigns, and shall not run, and shall not be deemed to run, with the land.

     15. Miscellaneous. If any term or condition of this Agreement or any
         -------------
application thereof shall be invalid, illegal or unenforceable, the remainder of this Agreement and any other application of such term or condition shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Indemnitor and Lender, and their respective representatives, administrators, executors, successors and assigns, including, without limitation, any assignee or purchaser of all or any portion of the Lender's interest in the Loan or the Property. No failure or delay on the part of Lender to exercise any power, right or privilege under this Agreement shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be governed and construed in accordance with the laws of the State of California.

     16. Attorneys' Fees. Indemnitor hereby agrees to pay all attorneys' and
         ---------------
paralegals' fees and other costs and expenses which may be incurred by the Lender in the enforcement of this Agreement including, without limitation, those incurred in any case, action, proceeding, claim or otherwise under Chapters 7, 11 or 13 of the Federal Bankruptcy Code or any successor statute or statutes thereto.

                        [Signatures begin on next page.]

     IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be duly and properly executed as of the day and year first above written.


Dated:  March 24, 1997
              --

                    Indemnitor:


                    IPAC PROPERTIES, a California corporation

                    By: /s/ Tony Lin
                        ________________________________
                        Its: Chief Financial Officer
                             ___________________________

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

                                [to be attached]